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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 20, 2002, except for Notes D and P, as to which the date is August 6, 2002, relating to the financial statements of Incara Pharmaceuticals Corporation, which appear in Incara Pharmaceuticals Corporation's Amended Annual Report on Form 10-K/A for the year ended September 30, 2001.



/s/ PricewaterhouseCoopers LLP


Raleigh, North Carolina
August 22, 2002